Schedule A to the Advisory Agreement between Pacific Funds and Pacific Life Fund Advisors LLC

Exhibit (d)(1)(aa)

SCHEDULE A

(to the Advisory Agreement between Pacific Funds and Pacific Life Fund Advisors LLC)

Fund	Annual Investment Advisory Fee (as a percentage of average daily net assets)

Pacific FundsSM Portfolio Optimization Conservative	0.20%

Pacific FundsSMPortfolio Optimization Moderate-Conservative	0.20%

Pacific FundsSMPortfolio Optimization Moderate	0.20%

Pacific FundsSMPortfolio Optimization Growth (formerly known as PL Portfolio Optimization Moderate-Aggressive Fund)	0.20%

Pacific FundsSMPortfolio Optimization Aggressive-Growth (formerly known as PL Portfolio Optimization Aggressive Fund)	0.20%

Pacific FundsSM Core Income (formerly known as PL Income Fund)	0.50%

Pacific FundsSM Floating Rate Income	0.65%

Pacific FundsSM High Income	0.60%

Pacific FundsSM Short Duration Income	0.40%

Pacific FundsSM Strategic Income	0.60%

Pacific FundsSM Floating Rate Loan	0.75%

Pacific FundsSM Limited Duration High Income	0.65%

Pacific FundsSM Diversified Alternatives	0.20%

PF Small-Cap Value Fund	0.75%

PF Main Street® Core Fund	0.45%

PF Emerging Markets Fund	0.80%

PF Small-Cap Growth Fund	0.60%

PF International Value Fund	0.65%

PF Large-Cap Value Fund	0.65%

PF Short Duration Bond Fund	0.40%

PF Growth LT Fund	0.55%

PF Mid-Cap Equity Fund	0.65%

PF Large-Cap Growth Fund	0.75%

PF International Large-Cap Fund	0.85%

PF Managed Bond Fund	0.40%

PF Inflation Managed Fund	0.40%

PF Comstock Fund	0.75%

PF Mid-Cap Growth Fund	0.70%

Schedule A to the Advisory Agreement between Pacific Funds and Pacific Life Fund Advisors LLC

PF Real Estate Fund	0.90%

PF Emerging Markets Debt Fund	0.785%

PF Currency Strategies Fund	0.65%

PF Global Absolute Return Fund	0.80%

PF Precious Metals Fund	0.75%

PF International Small-Cap Fund	0.85%

Effective: December 31, 2014

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

PACIFIC FUNDS[1]

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Vice President

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	SVP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary

1  Formerly known as Pacific Life Funds.